MUTUALFIRST FINANCIAL, INC.

                             ARTICLES OF RESTATEMENT
                                       OF
                            ARTICLES OF INCORPORATION

                           ARTICLE 1. Name. The name of the corporation is MutualFirst Financial, Inc.
                           (herein the "Corporation").

                  ARTICLE 2. Principal Office. The address of the principal office of the Corporation in the State of Maryland is c/o The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202.

                  ARTICLE 3. Purpose. The purpose of the Corporation is to engage in any lawful act or activity for which the corporation may be organized under the General Corporation Law of the State of Maryland (the "MGCL").

                  ARTICLE 4. Resident Agent. The name and address of the registered agent of the Corporation in the State of Maryland is The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202. Said resident agent is a Maryland corporation.

                  ARTICLE 5. Initial Directors. The number of directors constituting the initial board of directors of the Corporation is seven, which number may be increased or decreased pursuant to the Bylaws of the Corporation and ARTICLE 9 of the Articles of Incorporation, but shall never be less than the minimum number permitted by the MGCL now or hereafter in force. The names of the persons who are to serve as directors until their successors are elected and qualified, are:
              Name                               Term to Expire in

           William V. Hughes                           2000
           R. Donn Roberts                             2000
           James D. Rosema                             2000
           Edward Dobrow                               2001
           Julie Skinner                               2001
           Linn A. Crull                               2002
           Wilbur R. Davis                             2002


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                  ARTICLE 6.

                           Capital Stock.  The total number of shares of capital
stock which the Corporation   shall  have  the   authority  to  issue  is
twenty  five  million (25,000,000) shares consisting of:

                           1. Five million (5,000,000) shares of preferred stock, par value one cent ($.0l) per share (the "Preferred Stock"); and

                           2. Twenty million (20,000,000) shares of common stock, par value one cent ($.0l) per share (the "Common Stock").

                  The aggregate par value of all the authorized of capital stock is two hundred fifty thousand dollars ($250,000). Except to the extent required by governing law, rule or regulation, the shares of capital stock may be issued from time to time by the Board of Directors without further approval of the stockholders of the Corporation. The Corporation shall have the authority to purchase its capital stock out of funds lawfully available therefore which funds shall include, without limitation, the Corporation's unreserved and unrestricted capital surplus.

                           B.  Preferred Stock. The Board of Directors is hereby
expressly authorized, subject to any limitations prescribed by law, to provide for the issuance of the shares of Preferred Stock in series, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The number of authorized shares of the Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of the Preferred Stock.

                           C.  Common Stock.  Except as provided for in the
Articles of Incorporation (or any resolution or resolutions adopted by the Board of Directors pursuant hereto) the exclusive voting power shall be vested in the Common Stock, the holders thereof being entitled to one vote


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for each share of such Common Stock  standing in the holder's  name on the books of the Corporation. Subject to any rights and preferences of any class of stock having preferences over the Common Stock, holders of Common Stock shall be entitled to such dividends as may be declared by the Board of Directors out of funds lawfully available therefor. Upon any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, holders of Common Stock shall be entitled to receive pro rata the remaining assets of the Corporation after payment or provision for payment of all debts and liabilities of the Corporation and payment or provision for payment of any amounts owed to the holders of any class of stock having preference over the Common Stock on distributions on liquidation, dissolution or winding up of the Corporation.

                           D.  Restrictions on Voting Rights of the
                  Corporation's Equity Securities.

                           1. Notwithstanding any other provision of these Articles of Incorporation, in no event shall any record owner of any outstanding Common Stock which is beneficially owned, directly or indirectly, by a person who, as of any record date for the determination of stockholders entitled to vote on any matter, beneficially owns in excess of 10% of the then-outstanding shares of Common Stock (the "Limit"), be entitled, or permitted to any vote in respect of the shares held in excess of the Limit. The number of votes which may be cast by any record owner by virtue of the provisions hereof in respect of Common Stock beneficially owned by such person owning shares in excess of the Limit shall be a number equal to the total number of votes which a single record owner of all Common Stock owned by such person would be entitled to cast, multiplied by a fraction, the numerator of which is the number of shares of such class or series beneficially owned by such person and owned of record by such record owner and the denominator of which is the total number of shares of Common Stock beneficially owned by such person owning shares in excess of the Limit.

                           2. The following definitions shall apply to this Section D of this Article.

                                    (a) An  "affiliate"  of a  specified  person
                           shall mean a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.


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                                    (b)   "Beneficial    ownership"   shall   be
                           determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934 (or any successor rule or statutory provision), or, if said Rule 13d-3 shall be rescinded and there shall be no successor rule or statutory provision thereto, pursuant to said Rule 13d-3 as in effect on August 31, 1994; Provided, however, that a person shall, in any event, also be deemed the "beneficial owner" of any Common Stock:

                                            (1)      which such person or any
                                    of its affiliates beneficially owns,
                                    directly or indirectly; or

                                            (2) which such  person or any of its
                                    affiliates  has (i)  the  right  to  acquire
                                    (whether    such   right   is    exercisable
                                    immediately  or only  after the  passage  of
                                    time),    pursuant    to   any    agreement,
                                    arrangement or understanding  (but shall not
                                    be deemed to be the beneficial  owner of any
                                    voting   shares   solely  by  reason  of  an
                                    agreement,  contract,  or other  arrangement
                                    with  this   Corporation   to   effect   any
                                    transaction which is described in any one or
                                    more of the  clauses of Section A of ARTICLE
                                    10)  or  upon  the  exercise  of  conversion
                                    rights,   exchange  rights,   warrants,   or
                                    options or otherwise, or (ii) sole or shared
                                    voting  or  investment  power  with  respect
                                    thereto    pursuant   to   any    agreement,
                                    arrangement, understanding, relationship or otherwise (but shall not be deemed to be the beneficial owner of any voting shares solely by reason of a revocable proxy granted for a particular meeting of stockholders, pursuant to a public solicitation of proxies for such meeting, with respect to shares of which neither such person nor any such affiliate is otherwise deemed the beneficial owner), or

                                            (3)  which are  beneficially  owned,
                                    directly or indirectly,  by any other person
                                    with which such  first  mentioned  person or
                                    any of its affiliates acts as a partnership,
                                    limited  partnership,   syndicate  or  other
                                    group pursuant to any agreement, arrangement
                                    or   understanding   for  the   purpose   of
                                    acquiring,  holding,  voting or disposing of
                                    any   shares  of   capital   stock  of  this
                                    Corporation;


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                           and provided further,  however,  that (1) no director
                           or officer of this Corporation (or any affiliate of any such director or officer) shall, solely by reason of any or all of such directors or officers acting in their capacities as such, be deemed, for any purposes
                           hereof,   to   beneficially   own  any  Common  Stock
                           beneficially owned by any other such director or officer (or any affiliate thereof), and (2) neither any employee stock ownership or similar plan of this Corporation or any subsidiary of this Corporation nor any trustee with respect thereto (or any affiliate of
                           such  trustee)  shall,   solely  by  reason  of  such
                           capacity of such trustee, be deemed, for any purposes hereof, to beneficially own any Common Stock held under any such plan. For purposes of computing the percentage beneficial ownership of Common Stock of a person, the outstanding Common Stock shall include
                           shares   deemed   owned   by  such   person   through
                           application of this subsection but shall not include any other Common Stock which may be issuable by this
                           Corporation  pursuant  to  any  agreement,   or  upon
                           exercise of conversion rights, warrants or options, or otherwise. For all other purposes, the outstanding Common Stock shall include only Common Stock then outstanding and shall not include any Common Stock which may be issuable by this Corporation pursuant to any agreement, or upon the exercise of conversion rights, warrants or options, or otherwise.

                                    (c) A "Person"  shall  mean any  individual,
                           firm, corporation, or other entity.

                                    (d) The Board of  Directors  shall  have the
                           power to construe and apply the provisions of this section and to make all determinations necessary or desirable to implement such provisions, including but not limited to matters with respect to (1) the number of shares of Common Stock beneficially owned by any person, (2) whether a person is an affiliate of another, (3) whether a person has an agreement, arrangement, or understanding with another as to the matters referred to in the definition of beneficial ownership, (4) the application of any other definition or operative provision of this Section to the given facts, or (5) any other matter relating to the applicability or effect of this Section.


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                           3. The  Board of  Directors  shall  have the right to
                  demand  that  any  person  who  is   reasonably   believed  to
                  beneficially own Common Stock in excess of the Limit (or holds of record Common Stock beneficially owned by any person in excess of the Limit) (a "Holder in Excess") supply the Corporation with complete information as to (a) the record owner(s) of all shares beneficially owned by such Holder in Excess, and (b) any other factual matter relating to the applicability or effect of this section as may reasonably be requested of such Holder in Excess. The Board of Directors shall further have the right to receive from any Holder in Excess reimbursement for all expenses incurred by the Board in connection with its investigation of any matters relating to the applicability or effect of this section on such Holder in Excess, to the extent such investigation is deemed appropriate by the Board of Directors as a result of the Holder in Excess refusing to supply the Corporation with the information described in the previous sentence.

                           4. Except as  otherwise  provided by law or expressly
                  provided in this Section D, the presence, in person or by proxy, of the holders of record of shares of capital stock of the Corporation entitling the holders thereof to cast one-third of the votes (after giving effect, if required, to the provisions of this Section) entitled to be cast by the holders of shares of capital stock of the Corporation entitled to vote shall constitute a quorum at all meetings of the stockholders, and every reference in these Articles of Incorporation to a majority or other proportion of capital stock (or the holders thereof) for purposes of determining any quorum requirement or any requirement for stockholder consent or approval shall be deemed to refer to such majority or other proportion of the votes (or the holders thereof) then entitled to be cast in respect of such capital stock.

                           5. Any constructions, applications, or determinations
                  made by the Board of Directors, pursuant to this Section in good faith and on the basis of such information and assistance as was then reasonably available for such purpose, shall be conclusive and binding upon the Corporation and its stockholders.

                           6. In the event any provision (or portion thereof) of
                  this Section D shall be found to be invalid, prohibited or unenforceable for any reason, the remaining provisions (or portions thereof) of this Section shall remain in full force and effect,


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                  and  shall be  construed  as if such  invalid,  prohibited  or
                  unenforceable   provision  had  been   stricken   herefrom  or
                  otherwise rendered inapplicable, it being the intent of this Corporation and its stockholders that each such remaining provision (or portion thereof) of this Section D remain, to
                  the  fullest   extent   permitted  by  law,   applicable   and
                  enforceable as to all stockholders, including stockholders owning an amount of stock over the Limit, notwithstanding any such finding.

                           E.  Voting Rights of Certain Control Shares.
Notwithstanding any contrary provision of law, the provisions of Subtitle 7 of Title 3 of the MGCL, now or hereafter in force, shall not apply to the voting rights of the Common Stock of the Corporation as to all existing and future holders of Common Stock of the Corporation.

                           F.  Majority Vote.  Notwithstanding any provision of
law requiring the authorization of any action by a greater proportion than a majority of the total number of shares of all classes of capital stock or of the total number of shares of any class of capital stock, such action shall be valid and effective if authorized by the affirmative vote of the holders of a majority of the total number of shares of all classes outstanding and entitled to vote thereon, except as otherwise provided in the Articles of Incorporation.

                  ARTICLE 7. Preemptive Rights. No holder of the capital stock of the Corporation or series of stock or of options, warrants or other rights to purchase shares of any class or series of stock or of other securities of the Corporation shall have any preemptive right to purchase or subscribe for any unissued capital stock of any class or series, or any unissued bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for capital stock of any class or series or carrying any right to purchase stock of any class or series.

                  ARTICLE 8.  Directors.

                           A.  Management of the Corporation.  The business and
affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by Statute or by the Articles of Incorporation or the Bylaws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.


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                           B.  Number, Class and Terms of Directors; Cumulative
Voting. The number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Board. The directors, other than those who may be elected by the holders of any class or series of Preferred Stock, shall be divided into three classes, as nearly equal in number as reasonably possible, with the term of office of the first class to expire at the conclusion of the first annual meeting of stockholders, the term of office of the second class to expire at the conclusion of the annual meeting of stockholders one year thereafter and the term of office of the third class to expire at the conclusion of the annual meeting of stockholders two years thereafter, with each director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified. Stockholders shall not be permitted to cumulate their votes in the election of directors.

                           C.  Vacancies.  Subject to the rights of the holders
of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled only by a majority vote of the directors then in office, though less than a quorum. A director so chosen by the remaining directors shall hold office until the next succeeding annual meeting of stockholders, at which time the stockholders shall elect a director to hold office for the balance of the term then remaining. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

                           D.  Removal.  Subject to the rights of the holders of
any series of Preferred Stock then outstanding, any directors, or the entire Board of Directors, may be removed from office at any time, but only for cause and then only by the affirmative vote of the holders of at least 80% of the combined voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (after giving effect to the provisions of ARTICLE 6 of the Articles of Incorporation) voting together as a single class.



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                           E.  Stockholder Proposals and Nominations of
Directors. For any stockholder proposal to be presented in connection with an annual meeting of stockholders of the Corporation, including any nomination or proposal relating to the nomination of a director to be elected to the Board of Directors of the Corporation, the stockholder must have given timely written notice thereof to the Secretary of the Corporation in the manner and containing the information required by the Bylaws of the Corporation. Stockholder proposals to be presented in connection with a special meeting of stockholders will be presented by the Corporation only to the extent required by Section 2-502 of the MGCL and the Bylaws of the Corporation.

                  ARTICLE 9. Bylaws. The Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the Corporation. Any adoption, amendment or repeal of the Bylaws of the Corporation by the Board of Directors shall require the approval of a majority of the total number of directors which the Corporation would have if there were no vacancies on the Board of Directors. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation. In addition to any vote of the holders of any class or series of stock of this Corporation required by law or by the Articles of Incorporation, the affirmative vote of the holders of at least 80% of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors (after giving effect to the provisions of ARTICLE 6 hereof), voting together as a single class, shall be required to adopt, amend or repeal any provisions of the Bylaws of the Corporation.


                  ARTICLE 10.  Approval of Certain Business Combinations.

                           A.  Super-majority Voting Requirement; Business
Combination Defined. In addition to any affirmative vote required by law or the Articles of Incorporation, and except as otherwise expressly provided in this Section:

                           1. any merger or  consolidation of the Corporation or
                  any Subsidiary (as hereinafter defined) with (a) any Interested Stockholder (as hereinafter defined) or (b) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Stockholder; or


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                           2.  any  sale,  lease,  exchange,  mortgage,  pledge,
                  transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder, or any Affiliate of any Interested Stockholder, of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value (as hereafter defined) equaling or exceeding 25% or more
                  of  the   combined   assets   of  the   Corporation   and  its
                  Subsidiaries, or

                           3. the issuance or transfer by the Corporation or any
                  Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Stockholder or any Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value equaling or exceeding 25% of the combined assets of the Corporation and its Subsidiaries except pursuant to an employee benefit plan of the Corporation or any Subsidiary thereof; or

                           4. the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of any Interested Stockholder or any Affiliate of any Interested Stockholder; or

                           5. any reclassification of securities  (including any
                  reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any
                  Interested Stockholder or any Affiliate of any Interested Stockholder (a "Disproportionate Transaction"); provided, however, that no such transaction shall be deemed a Disproportionate Transaction if the increase in the proportionate ownership of the Interested Stockholder or Affiliate as a result of such transaction is no greater than the increase experienced by the other stockholders generally;

shall require the affirmative vote of the holders of at least 80% of the voting power of the then- outstanding shares of stock of the Corporation entitled to vote in the election of directors (the


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"Voting Stock"),  voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or by any other provisions of the Articles of Incorporation or any Preferred Stock or in any agreement with any national securities exchange or quotation system or otherwise.

                  The term "Business Combination" as used in this Article shall mean any transaction which is referred to in any one or more of paragraphs 1 through 5 of Section A of this Article.

                           B.  Exception to Super-majority Voting Requirement.
The provisions of Section A of this Article shall not be applicable to any particular Business Combination, and such Business Combination shall require only the affirmative vote of the majority of the outstanding shares of capital stock entitled to vote, or such vote as is required by law or by the Articles of Incorporation, if, in the case of any Business Combination that does not involve any cash or other consideration being received by the stockholders of the Corporation solely in their capacity as stockholders of the Corporation, the condition specified in the following paragraph 1 is met or, in the case of any other Business Combination, all of the conditions specified in either of the following paragraphs 1 and 2 are met:

                           1. The Business  Combination shall have been approved
                  by a majority of the Disinterested Directors (as hereinafter defined).

                           2. All of the  following  conditions  shall have been
                  met:

                                    (a) The aggregate amount of the cash and the
                           Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by the holders of Common Stock in such Business Combination shall at least be equal to the higher of the following:

                                            (i) (if  applicable) the Highest Per
                                    Share   Price,   including   any   brokerage
                                    commissions,  transfer  taxes and soliciting
                                    dealers'   fees,   paid  by  the  Interested
                                    Stockholder or any of its Affiliates for any shares of Common stock acquired by it (i) within the two-year period


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                                    immediately   prior  to  the  first   public
                                    announcement of the proposal of the Business
                                    Combination (the  "Announcement  Date"),  or
                                    (ii) in the  transaction  in which it became
                                    an  Interested  Stockholder,   whichever  is
                                    higher.

                                            (ii) the Fair Market Value per share
                                    of Common Stock on the Announcement  Date or
                                    on  the   date  on  which   the   Interested
                                    Stockholder became an Interested Stockholder
                                    (such  latter  date is  referred  to in this
                                    Article   as  the   "Determination   Date"),
                                    whichever is higher.

                                    (b) The aggregate amount of the cash and the
                           Fair Market Value as of the date of the consummation of the Business Combination or consideration other than cash to be received per share by holders of shares of any class of outstanding Voting Stock other than Common Stock shall be at least equal to the highest of the following (it being intended that the requirements of this subparagraph (b) shall be required to be met with respect to every such class of outstanding Voting Stock, whether or not the Interested Stockholder has previously acquired any shares of a particular class of Voting Stock):

                                            (i) (if  applicable) the Highest Per
                                    Share   Price  (as   hereinafter   defined),
                                    including   any    brokerage    commissions,
                                    transfer taxes and soliciting dealers' fees,
                                    paid by the Interested  Stockholder  for any
                                    shares  of  such   class  of  Voting   Stock
                                    acquired by it (i) within the two-year period immediately prior to the Announcement Date, or (ii) in the transaction in which it became an Interested Stockholder, whichever is higher;

                                            (ii)  (if  applicable)  the  highest
                                    preferential  amount  per share to which the
                                    holders  of shares  of such  class of Voting
                                    Stock  are  entitled  in  the  event  of any
                                    voluntary   or   involuntary    liquidation,
                                    dissolution    or    winding   up   of   the
                                    Corporation; and

                                            (iii)  the  Fair  Market  Value  per
                                    share of such class of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher.

                                    (c)  The  consideration  to be  received  by
                           holders of a particular class of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as the Interested Stockholder has previously paid for shares of such class of Voting Stock. If the Interested Stockholder has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration to be received per share by holders of shares of such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock previously acquired by the Interested Stockholder. The price determined in accordance with Section B.2. of this Article shall be subject to appropriate adjustment in the event of any stock dividend, stock split, combination of shares or similar event.

                                    (d) After such  Interested  Stockholder  has
                           become an Interested Stockholder and prior to the consummation of such Business Combination; (i) except as approved by a majority of the Disinterested Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on any outstanding stock having preference over the Common Stock as to dividends or liquidation; (ii) there shall have been (X) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Disinterested Directors, and (Y) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of Common Stock, unless the failure to so increase such annual rate is approved by a majority of the Disinterested Directors; and (iii) neither such Interested
                           Stockholder nor any of its Affiliates shall have become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Stockholder becoming an Interested Stockholder.

                                    (e) After such  Interested  Stockholder  has
                           become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

                                    (f)  A  proxy   or   information   statement
                           describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

                           C. Certain Definitions. For the purposes of this Article:

                           1. A "Person"  shall include an  individual,  a group
                  acting in concert, a corporation, a partnership, an association, a joint venture, a pool, a joint stock company, a trust, an unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities.

                           2.  "Interested  Stockholder"  shall  mean any Person
                  (other  than  the   Corporation  or  any  holding  company  or
                  Subsidiary thereof) who or which:

                                    (a)     is the beneficial owner, directly or
                           indirectly, of more than 10% of the voting power of the outstanding Voting Stock; or

                                    (b) is an Affiliate of the  Corporation  and
                           at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then-outstanding Voting Stock; or

                                    (c)  is  an  assignee  of or  has  otherwise
                           succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

                           3. A Person shall be a "beneficial owner" of any Voting Stock:

                                    (a)  which   such   Person  or  any  of  its
                           Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as in effect on August 31, 1999; or

                                    (b)  which   such   Person  or  any  of  its
                           Affiliates or Associates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding (but neither such Person nor any such Affiliate or Associate shall be deemed to be the beneficial owner of any shares of Voting Stock solely by reason of a revocable proxy granted for a particular meeting of stockholders, pursuant to a public solicitation of proxies for such meeting, and with respect to which shares neither such Person nor any such Affiliate or Associate is otherwise deemed the beneficial owner); or

                                    (c) which are beneficially  owned,  directly
                           or indirectly within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as in effect on August 31, 1994, by any other Person with which such Person or
                           any  of  its   Affiliates  or   Associates   has  any
                           agreement, arrangement or understanding for the purposes of acquiring, holding, voting (other than solely by reason of a revocable proxy as described in Subparagraph (b) of this Paragraph 3) or in disposing of any shares of Voting Stock;

                  provided, however, that, in the case of any employee stock ownership or similar plan of the Corporation or of any Subsidiary in which the beneficiaries thereof possess the right to vote any shares of Voting Stock held by such plan, no such plan nor any trustee with respect thereto (nor any Affiliate of such trustee), solely by reason of such capacity of such trustee, shall be deemed, for any purposes hereof, to beneficially own any shares of Voting Stock held under any such plan.

                           4. For the purpose of determining whether a Person is
                  an Interested Stockholder pursuant to Section C.2., the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of this Section C.3. but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

                           5. "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on August 31, 1999.

                           6. "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; Provided, however, that for the purposes of the definition of Interested Stockholder set forth in this Section C.2., the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

                           7.  "Disinterested  Director" means any member of the
                  Board of Directors who is unaffiliated with the Interested Stockholder and was a member of the Board of Directors prior to the time that the Interested Stockholder became an
                  Interested Stockholder, and any director who is thereafter chosen to fill any vacancy on the

                  Board of Directors or who is elected and who, in either event, is unaffiliated with the Interested Stockholder, and in connection with his or her initial assumption of office is recommended for appointment or election by a majority of Disinterested Directors then on the Board of Directors.

                           8. "Fair Market Value" means: (a) in the case of stock, the highest closing sales price of the stock during the 30-day period immediately preceding the date in question of a share of such stock on the Nasdaq System or any system then in use, or, if such stock is admitted to trading on a principal United States securities exchange registered under the Securities Exchange Act of 1934, Fair Market Value shall be the highest sale price reported during the 30-day period preceding the date in question, or, if no such quotations are available, the Fair Market Value on the date in question of a share of such stock as determined by the Board of Directors in good faith, in each case with respect to any class of stock, appropriately adjusted for any dividend or distribution in shares of such stock or in combination or reclassification of outstanding shares of such stock into a smaller number of shares of such stock, and (b) in the case of property other than cash or stock, the Fair Market Value of such property on the date in question as determined by the Board of Directors in good faith.

                           9. Reference to "Highest Per Share Price" shall in each case with respect to any class of stock reflect an appropriate adjustment for any dividend or distribution in shares of such stock or any stock split or reclassification of outstanding shares of such stock into a greater number of shares of such stock or any combination or reclassification of outstanding shares of such stock into a smaller number of shares of such stock.

                           10. In the event of any Business Combination in which
                  the Corporation survives, the phrase "consideration other than cash to be received" as used in Sections B.2.(a) and B.2.(b) of this ARTICLE 10 shall include the shares of Common Stock and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.

                           D.  Construction and Interpretation.  A majority of
the Disinterested Directors of the Corporation shall have the power and duty to determine for the purposes of this Article, on the basis of information known to them after reasonable inquiry, (a) whether a person is an Interested Stockholder; (b) the number of shares of Voting Stock beneficially owned by any person; (c) whether a person is an Affiliate or Associate of another; and
(d) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value equaling or exceeding 25% of the combined assets of the Corporation and its Subsidiaries. A majority of the Disinterested Directors shall have the further power to interpret all of the terms and provisions of this Article.

                           E.  Fiduciary Duty.  Nothing contained in this
Article shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

                           F.  Maryland Business Combination Statute.
Notwithstanding any contrary provision of law, the provisions of Sections 3-601 through 3-604 of the MGCL, as now and hereafter in force, shall not apply to any business combination (as defined in Section 3-601(e) of the MGCL, as now and hereafter in force), of the Corporation.

                  ARTICLE 11. Evaluation of Certain Offers. The Board of Directors of the Corporation, when evaluating any offer of another Person (as defined in ARTICLE 10 hereof) to (A) make a tender or exchange offer for any equity security of the Corporation, (B) merge or consolidate the Corporation with another corporation or entity, or (C) purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation, may, in connection with the exercise of its judgment in determining what is in the best interest of the Corporation and its stockholders, give due consideration to all relevant factors, including, without limitation, the social and economic effect of acceptance of such offer on the Corporation's present and future customers and employees and those of its Subsidiaries (as defined in ARTICLE 10 hereof); on the communities in which the Corporation and its Subsidiaries operate or are located; on the ability of the Corporation to fulfill its corporate objectives as a financial institution holding company and on the ability of its subsidiary financial institution to fulfill the objectives of a federally insured financial institution under applicable statutes and regulations.

                  ARTICLE 12.  Indemnification, etc. of Directors and Officers.

                           A.  Indemnification. The Corporation shall indemnify
(1) its current and former directors and officers, whether serving the Corporation or at its request any other entity, to the fullest extent required or permitted by the MGCL now or hereafter in force (but, in the case of any amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the
Corporation to provide prior to such amendment), including the advancement of expenses under the procedures and to the fullest extent permitted by law, and (2) other employees and agents to such extent as shall be authorized by the Board of Directors and permitted by law; provided, however, that, except as provided in Section B hereof with respect to proceedings to enforce rights to
indemnification,   the  Corporation  shall indemnify any such  indemnitee in
connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

                           B.  Procedure.  If a claim under Section A of this
Article is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, the indemnitee shall also be entitled to be reimbursed the expense of prosecuting or defending such suit. It shall be a defense to any action for advancement of expenses that the Corporation has not received both (i) an undertaking as required by law to repay such advances in the event it shall ultimately be determined that the standard of conduct has not been met and (ii) a written affirmation by the indemnitee of his good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the MGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article or otherwise shall be on the Corporation.

                           C.  Non-Exclusivity.  The rights to indemnification
and to the advancement of expenses conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Articles of Incorporation, Bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise.

                           D.  Insurance.  The Corporation may maintain
insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the MGCL.

                           E.  Miscellaneous.  The Corporation shall not be
liable for any payment under this Article in connection with a claim made by any indemnitee to the extent such indemnitee has otherwise actually received payment under any insurance policy, agreement, or otherwise, of the amounts otherwise indemnifiable hereunder. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

                  Any repeal or modification of this Article shall not in any way diminish any rights to indemnification or advancement of expenses of such director or officer or the obligations of the Corporation arising hereunder with respect to events occurring, or claims made, while this Article is in force.

                  ARTICLE 13. Limitation of Liability. An officer or director of the Corporation, as such, shall not be liable to the Corporation or its stockholders for money damages, except (i) to the extent that it is proved that the person actually received an improper benefit or profit in money, property or services for the amount of the benefit or profit in money, property or services actually received; (ii) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding; or (iii) to the extent otherwise required by the MGCL. If the MGCL is amended to further eliminate or limit the personal liability of officers and directors, then the liability of officers and directors of the Corporation shall be eliminated or limited to the fullest extent permitted by MGCL, as so amended.

                  Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification.

                  ARTICLE 14. Amendment of the Articles of Incorporation. The Corporation reserves the right to amend or repeal any provision contained in the Articles of Incorporation in the manner prescribed by the MGCL and all rights conferred upon stockholders are granted subject to this reservation; Provided, however, that, notwithstanding any other provision of the Articles of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of this Corporation required by law or by the Articles of Incorporation, the affirmative vote of the holders of at least 80% of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors (after giving effect to the provisions of ARTICLE 6), voting together as a single class, shall be required to amend or repeal this ARTICLE 14, Sections B, D or E of ARTICLE 6, ARTICLE 8, ARTICLE 9, ARTICLE 10 or ARTICLE 12.

                  ARTICLE 15. Name and Address of Incorporator. The name and mailing address of the sole incorporator are as follows:

           NAME                               MAILING ADDRESS

        R. Donn Roberts                       110 E. Charles Street
                                              Muncie, Indiana  47305

         IN WITNESS WHEREOF, said MutualFirst Financial, Inc. has caused these Articles of Restatement of Articles of Incorporation to be executed by R. Donn Roberts, its President and Chief Executive Officer, and attested to by Rosalie Petro, its Corporate Secretary, this 11th day of January, 2001.


                                     MUTUALFIRST FINANCIAL, INC.



                                     By:  /s/ R. Donn Roberts
                                          -------------------------------------
                                          R. Donn Roberts, President and
                                          Chief Executive Officer



By:  /s/ Rosalie Petro
     ------------------------------
     Rosalie Petro, Secretary